Exhibit 4.4

               CLARK-S ACQUISITION CORPORATION (to be merged into
                              Clark-Schwebel, Inc.)

                    CS FINANCE CORPORATION (to be merged into
                              Clark-Schwebel, Inc.)

                                  $110,000,000

                          10 1/2% Senior Notes due 2006

                               PURCHASE AGREEMENT

                                                                April 12, 1996


DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
BEAR, STEARNS & CO. INC.
CS FIRST BOSTON CORPORATION
LAZARD FRERES & CO. LLC
c/o Donaldson, Lufkin & Jenrette
      Securities Corporation
   140 Broadway
   New York, New York  10005

Ladies & Gentlemen:

      Each of Clark-S Acquisition Corporation, a Delaw re corporation ("Clark-S Acquisition"), CS Finance Corporation of Delaware, a Delaware corporation ("CS Finance", and together with Clark-S Acquisition, the "Company") and Clark-Schwebel Holdings, Inc., a Delaware corporation ("Holdings") (but for Holdings, only with respect to Sections 5 and 6 herein) agrees with you as follows:

      1. The Notes. The Company proposes to issue and sell to Donaldson, Lufkin & Jenrette Securities Corporation, Bear, Stearns & Co. Inc., CS First Boston Corporation and Lazard Freres & Co. LLC (each, a "Purchaser," and collectively, the "Purchasers"), in the respective amounts set forth on Schedule I hereto, an aggregate of $110,000,000 principal amount of 10 1/2% Senior Notes due 2006 (the "Series A Notes"). The Series A Notes are to be issued pursuant to an indenture (the "Indenture") to be dated as of April 17, 1996 between Clark-S Acquisition, CS Finance, Holdings and Fleet National Bank, as trustee (the "Trustee").

      Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture.




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      Pursuant to an Agreement and Plan of Merger dated as of February 24, 1996, by and among Vestar/CS Holding Company, L.L.C., a Delaware limited liability company ("Vestar"), Clark-S Acquisition, Springs Industries, Inc., a South Carolina corporation ("Springs Industries") and Fort Mill A Inc., a Delaware corporation ("Fort Mill") (the "Acquisition Agreement"), Clark-S Acquisition will purchase all of the issued and outstanding stock of Fort Mill from Springs Industries (the "Acquisition"). Concurrently with the consummation of the Acquisition, Clark-S Acquisition will merge into Fort Mill, with Fort Mill as the surviving corporation, and CS Finance will merge into Clark-Schwebel, Inc., with Clark-Schwebel, Inc. as the surviving corporation. On the day following the Acquisition, Fort Mill will merge into Clark-Schwebel, Inc., with
Clark-Schwebel, Inc. as the surviving corporation. The Series A Notes and the Series B Notes (as defined herein) will be guaranteed (the "Notes Guarantee") by Holdings. All agreements, representations and warranties of the Company set forth in this Agreement are made as of the date of this Agreement but after giving pro forma effect to the Acquisition and related mergers described above (the "Mergers").

      The proceeds to the Company from the sale to you of the Series A Notes, together with the proceeds of an equity investment from Vestar and the initial borrowings under the Credit Agreement (the "Credit Agreement"), to be dated the Closing Date (as defined herein), among the Company, the lenders party thereto and Chemical Bank, as agent (which Credit Agreement will be guaranteed (the "Bank Guarantee", and together with the Notes Guarantee, the "Guarantees") by Holdings), will be used to fund the consideration to be paid in connection with the Acquisition.

      The Series A Notes will be offered and sold to you pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the "Act"). The Company has prepared a preliminary offering memorandum, dated March 25, 1996 (the "Preliminary Offering Memorandum"), and a final offering memorandum, dated April 12, 1996 (the "Offering Memorandum"), relating to the Company and the Series A Notes.

      Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Act, the Series A Notes (and all securities issued in exchange therefor or in substitution thereof) shall bear the following legend:

      "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE

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      TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS
      A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144, OR IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (b) TO THE COMPANY, (c) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (d) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, AND (2) IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND
      (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

      You have advised the Company that you will make offers (the "Exempt Resales") of the Series A Notes purchased hereunder on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to persons whom you reasonably believe to be "qualified institutional buyers," as defined in Rule 144A under the Act ("QIBs"), and to a limited number of institutional "accredited investors" referred to in Rule 501(a)(1), (2), (3) or (7) under the Act (each, an "Accredited Investor"). The QIBs and the Accredited Investors are referred to herein as the "Eligible Purchasers." You will offer the Series A Notes to such QIBs and Accredited Investors initially at a price equal to 100% of the principal amount thereof. Such price may be changed at any time without notice.

      Holders (including subsequent transferees) of the Series A Notes will have the registration rights set forth in the registration rights agreement relating thereto (the "Registration Rights Agreement"), to be dated the Closing Date, in substantially the form of Exhibit A hereto, for so long as such Series A Notes constitute "Transfer Restricted Securities" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, Holdings and the Company will agree to file with the Securities and Exchange Commission (the "Commission"), under the circumstances set forth therein, (i) a registration statement under the Act (the "Exchange Offer Registration Statement") relating to the 10 1/2% Series B Senior Notes due 2006 (the "Series B Notes", and together with the Series A Notes, the "Notes") (and the related guarantee by Holdings of the Company's obligations under the Series B Notes) to be offered in exchange for the Series A Notes (the "Exchange Offer"), and (ii) a shelf registration statement pursuant to Rule 415 under the Act (the "Shelf Registration Statement") relating to the resale by certain holders of the Series A Notes, and to use their best efforts to cause such Registration Statements to be declared effective. This Purchase Agreement (this "Agreement"), the Notes, the Indenture, the Registration Rights Agreement, the Acquisition Agreement and

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the Credit Agreement are hereinafter sometimes referred to collectively as the
"Operative Documents."

      2. Agreements to Sell and Purchase. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell to each of you, and each of you, severally but not jointly, agrees to purchase from the Company, $110,000,000 aggregate principal amount of Series A Notes in the respective principal amount set forth opposite your name on Schedule I hereto. The purchase price for the Series A Notes shall be 97% of their principal amount.

      3. Delivery and Payment. Delivery to the Purchasers of and payment for the Series A Notes shall be made at 9:00 a.m., New York City time, on April 17, 1996 (the "Closing Date") at the offices of Kirkland & Ellis, 153 East 53rd Street, Citicorp Center -- 29th Floor, New York, New York 10022, or such other time or place as you and the Company shall designate.

      One or more of the Series A Notes in definitive form, registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), or such other names as the Purchasers may request upon at least two business days' notice to the Company prior to the Closing Date, having an aggregate principal amount designated by you (each, a "Global Note"), and one or more Series A Notes in definitive form, registered in such names and denominations as you may so request (each, a "Certificated Note"), shall be delivered by the Company to you (or as you direct), against payment by you of the purchase price by wire transfer of immediately available funds to the order of the Company. The Global Note(s) and the Certificated Note(s), if any, in definitive form shall be made available to you for inspection no later than 9:30 a.m.
on the business day immediately preceding the Closing Date.

      4. Agreements of the Company. The Company agrees with each of you as follows:

      (a) Before completion of the distribution of the Series A Notes by you, to advise you promptly and, if requested by you, confirm such advice in writing,
   (i) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Series A Notes for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority, and (ii) before the earlier to occur of the Exchange Offer and the effective date of the Shelf Registration Statement, to advise you promptly, and if requested by you, confirm such advice in writing, of (A) the happening of any event that makes any statement of a material fact made in the Offering Memorandum untrue or that requires the making of any additions to or changes in the Offering Memorandum in order to make the statements therein, in the light of the circumstances under which they are made, not misleading and (B) the issuance of any quarterly or annual financial statements by the Company (copies of which shall be delivered to you within one business day after issuance). The Company shall use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any of the Series A Notes under any state securities or Blue Sky laws, and if at any time any state securities commission or other regulatory authority shall issue an order suspending the


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   qualification or exemption of any of the Series A Notes under any state securities or Blue Sky laws, the Company shall use their best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

      (b) To furnish you, without charge, as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as you may reasonably request. The Company consents to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto, by you in connection with Exempt Resales.

      (c) Not to amend or supplement the Preliminary Offering Memorandum or the Offering Memorandum prior to the Closing Date unless you shall previously have been advised thereof and shall not have objected thereto in writing within five business days after being furnished a copy thereof. The Company shall promptly prepare, upon your request, any amendment or supplement to the Preliminary Offering Memorandum or the Offering Memorandum that may be necessary or advisable in connection with Exempt Resales.

      (d) If, after the date hereof and prior to consummation of any Exempt Resales, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of your counsel, it becomes necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when the Offering Memorandum is delivered to an Eligible Purchaser which is a prospective purchaser, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with applicable law, promptly to prepare an appropriate amendment or supplement to the Offering Memorandum so that the statements therein as so amended or supplemented will not, in the light of the circumstances when the Offering Memorandum is so delivered, be misleading, or so the Offering Memorandum will comply with applicable law.

      (e) To cooperate with you and your counsel in connection with the qualification of the Notes under the state securities or Blue Sky laws of such jurisdictions in the United States as you may request and to continue such qualification in effect so long as required for the Exempt Resales; provided, however that the Company shall not be required in connection therewith to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or taxation, other than as to matters and transactions relating to the Exempt Resales, in any jurisdiction where it is not now so subject. The Company will continue such qualification in effect so long as required by law for distribution of the Series A Notes.

      (f) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with: (i) the preparation, printing, processing, distribution and delivery of the Preliminary Offering Memorandum and the Offering Memorandum (including, without limitation, financial statements and exhibits) and all amendments and supplements thereto (but not, however, legal fees and expenses of your counsel incurred in connection with any of the foregoing), (ii) the preparation (including, without limitation,


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   word processing and duplication costs) printing, processing, distribution and delivery of this Agreement and the other Operative Documents (but not, however, legal fees and expenses of your counsel incurred in connection with any of the foregoing), and all preliminary and final Blue Sky memoranda and all other agreements, memoranda, correspondence and other documents prepared and delivered in connection herewith and with the Exempt Resales, (iii) the issuance and delivery by the Company of the Notes, (iv) the qualification of the Notes for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the reasonable fees and disbursements of your counsel relating to such registration or qualification), (v) furnishing such copies of the Preliminary Offering Memorandum and the Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested for use in connection with Exempt Resales, (vi) the preparation of certificates for the Notes (including, without limitation, printing and engraving thereof), (vii) the fees, disbursements and expenses of the Company's counsel and accountants, (viii) the fees and expenses of the Trustee and its counsel under the Indenture,
   (ix) all expenses and listing fees in connection with the application for quotation of the Series A Notes in the National Association of Securities Dealers, Inc. ("NASD") Automated Quotation System - PORTAL ("PORTAL"), (x) all fees and expenses (including fees and expenses of counsel) of the Company in connection with approval of the Notes by DTC for "book-entry" transfer,
   (xi) any fees charged by rating agencies for rating the Notes, (xii) all "road show" and other marketing expenses related to the preparation of slides, videotapes and printed marketing materials, and travel, hotel, food and entertainment expenses of affiliates of the Company and (xiii) the performance by the Company of its other obligations under this Agreement and the other Operative Documents.

      (g) To use the proceeds from the sale of the Series A Notes in the manner described in the Offering Memorandum under the caption "Use of Proceeds."

      (h) Not to voluntarily claim, and to resist actively any attempts to claim, the benefit of any usury laws against the holders of any Notes.

      (i) To do and perform all things required to be done and performed under this Agreement by them prior to or after the Closing Date and to satisfy all conditions precedent on their part to the delivery of the Series A Notes that are within its control.

      (j) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Series A Notes in a manner that would require the registration under the Act of the sale to you or Eligible Purchasers of the Series A Notes.

      (k) For so long as any of the Notes remain outstanding and during any period in which the Company is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to make available to any QIB or beneficial owner of the Notes in connection with any


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   sale thereof and any prospective purchaser of such Notes from such QIB or beneficial owner, the information required by Rule 144A(d)(4) under the Act.

      (l) To cause the Exchange Offer to be made in the appropriate form to permit registration of the Series B Notes to be offered in exchange for the Series A Notes and to comply with all applicable federal and state securities laws in connection with the Exchange Offer.

      (m) To use their best efforts to effect the inclusion of the Series A Notes in PORTAL.

      (n) During a period of five years following the date of this Agreement, to deliver to each of you promptly upon their becoming available, copies of all current, regular and periodic reports filed by the Company with the Commission or any securities exchange or with any governmental authority succeeding to any of the Commission's functions and such other publicly available information concerning the Company as the Purchasers shall reasonably request.

      (o) Not to, and to use its reasonable best efforts to cause its affiliates not to, offer, sell, contract to sell or grant any option to purchase or otherwise transfer or dispose of any preferred stock or debt security issued by the Company (other than the Series B Notes issuable in the Exchange Offer), or any security convertible into or exchangeable or exercisable for any such preferred stock or debt security, for a period of 90 days after the Closing Date, without your prior written consent.

      (p) Prior to or concurrently with the Closing, to enter into the Registration Rights Agreement in substantially the form attached hereto as Exhibit A in order to permit registration of the Series B Notes to be offered in exchange for the Series A Notes as contemplated thereby.

      (q) To comply with all of its agreements set forth in the Registration Rights Agreement, and all agreements set forth in the representation letter of the Company to DTC relating to the approval of the Notes by DTC for "book-entry" transfer.

      Notwithstanding any provision of this Agreement to the contrary, the Company's obligations under paragraph (a) of this Section 4 shall terminate on the dates set forth therein and under paragraphs (b) through (d) of this Section 4 shall terminate on the earliest to occur of (i) the second anniversary of the Closing Date, (ii) the consummation of the Exchange Offer, (iii) the effective date of the Shelf Registration Statement and (iv) the completion of the distribution of Series A Notes by you and your affiliates pursuant to Exempt Resales; provided, however, that, notwithstanding the foregoing, the Company shall not be required to comply with paragraph (d) of this Section 4 for a period of up to 30 days in each year following the Closing Date if, and only for so long as (A) either (1)(y) the Company shall be engaged in a material acquisition or disposition and (x)(I) the failure by the Company to disclose such transaction in the Offering Memorandum, or any amendment or supplement thereto, as then amended or supplemented, would cause such Offering Memorandum, amendment or supplement thereto, to contain an untrue statement of a material


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fact or omit to state a material fact necessary in order to make the statements therein not misleading, in the light of the circumstances under which they were made, (II) information regarding the existence of such acquisition or disposition has not then been publicly disclosed by or on behalf of the Company and (III) a majority of the Board of Directors determines in the exercise of its good faith judgment that disclosure of such acquisition or disposition would not be in the best interest of the Company and its subsidiaries or would have a material adverse effect on the consummation of such acquisition or disposition or (2) a majority of the Board of Directors determines in the exercise of its good faith judgment that compliance with the disclosure obligations set forth in paragraph (d) of this Section 4 would otherwise have a material adverse effect on the Company and its subsidiaries, taken as a whole, and (B) the Company notifies you within two business days after the Board of Directors makes the relevant determination set forth in clause (A).

      5. Representations and Warranties. (a) Each of the Company and Holdings represents and warrants, jointly and severally, to each of you that:

             (i) The Offering Memorandum does not, and any supplement or amendment to it will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph (i) shall not apply to statements in or omissions from the Offering Memorandum (or any supplement or amendment thereto) made in reliance upon and in conformity with information relating to you furnished to the Company in writing by you expressly for use therein. No stop order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued.

            (ii) When the Series A Notes are issued and delivered pursuant to this Agreement, none of the Series A Notes will be of the same class (within the meaning of Rule 144A under the Act) as securities of the Company that are listed on a national securities exchange registered under
      Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

            (iii) Each of Clark-Schwebel, Inc., Clark-S Acquisition, CS Finance and Holdings and its subsidiaries has been duly organized and is validly existing in good standing under the laws of its respective jurisdiction of organization. Each of Clark-Schwebel, Inc., Clark-S Acquisition, CS Finance and Holdings and its subsidiaries has all requisite corporate or partnership power, as applicable, and authority to carry on its business as it is currently being conducted and as described in the Offering Memorandum and to own, lease and operate its properties. Each of Clark-Schwebel, Inc., Clark-S Acquisition, CS Finance and Holdings and its subsidiaries is duly qualified and in good standing as a foreign entity authorized to do business in each jurisdiction in which the nature of its


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      business or its ownership or leasing of property requires such qualification, except where failure to have such qualification would have a Material Adverse Effect.

         (iv) The entities listed on Schedule II hereto are the only subsidiaries, direct or indirect, of the Company. The Company owns, directly or indirectly through other subsidiaries, the percentage listed in Schedule II hereto of the outstanding capital stock or other securities evidencing equity ownership of such subsidiaries, free and clear of any security interest, claim, lien, limitation on voting rights or encumbrance (except for those arising under the Credit Agreement or pursuant to state and federal securities laws); and all of such securities have been duly authorized, validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights. There are no outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, any such shares of capital stock or other equity interest of such subsidiaries. Except as set forth on Schedule III hereto, neither the Company nor any of its subsidiaries has any investments in the securities of other persons and there are no outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, any such securities of such person.

         (v) Each of Clark-S Acquisition, CS Finance and Holdings has all requisite corporate power and authority to execute, deliver and perform its obligations under the Operative Documents to which they are parties and to consummate the transactions contemplated hereby and thereby, including, without limitation, with respect to each of Clark-S Acquisition and CS Finance, the corporate power and authority to issue, sell and deliver the Notes as provided herein and therein. Upon the Mergers, Clark-Schwebel, Inc. will assume the obligations of Clark-S Acquisition and CS Finance under the Operative Documents to which they are parties and will have all requisite corporate power and authority to perform its obligations thereunder.

         (vi) Holdings has all the requisite corporate power and authority to execute, deliver and perform its obligations under the Agreement, the Indenture, the Registration Rights Agreement, the Acquisition Agreement, the Guarantees and the Credit Agreement and to consummate the transactions contemplated hereby and thereby.

         (vii) This Agreement has been duly and validly authorized, executed and delivered by each of Clark-S Acquisition, CS Finance and Holdings and (assuming the due execution and delivery thereof by you) is the legally valid and binding agreement of each of Clark-S Acquisition, CS Finance and Holdings, enforceable against each of Clark-S Acquisition, CS Finance and Holdings in accordance with its terms (except as such enforceability may be limited by any exceptions to enforceability of the type set forth in the legal opinions delivered to you pursuant to Section 7(g) hereof). Upon the Mergers, Clark-Schwebel, Inc. will assume the obligations of Clark-S Acquisition and CS Finance under the Agreement and the Agreement will be the legally valid and binding agreement of Clark-Schwebel, Inc., enforceable against Clark-Schwebel, Inc. in accordance with its terms


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      (except as such enforceability may be limited by any exceptions to enforceability of the type set forth in the legal opinions delivered to you pursuant to Section 7(g) hereof).

         (viii)Each of the Guarantees has been duly and validly authorized, executed and delivered by Holdings and is the legally valid and binding agreement of Holdings, enforceable against Holdings in accordance with its terms (except as such enforceability may be limited by any exceptions to enforceability of the type set forth in the legal opinions delivered to you pursuant to Section 7(g) hereof).

         (ix) The Indenture has been duly and validly authorized by each of Clark-S Acquisition, CS Finance and Holdings and, when duly executed and delivered by each of Clark-S Acquisition, CS Finance and Holdings (assuming the due execution and delivery thereof by the Trustee), will be the legally valid and binding obligation of Clark-S Acquisition, CS Finance and Holdings, enforceable against each of Clark-S Acquisition, CS Finance and Holdings in accordance with its terms (except as such enforceability may be limited by any exceptions to enforceability of the type set forth in the legal opinions delivered to you pursuant to Section 7(g) hereof). The Indenture, when executed and delivered, will conform to the description thereof in the Offering Memorandum. Upon the Mergers, Clark-Schwebel, Inc. will assume the obligations of Clark-S Acquisition and CS Finance under the Indenture and the Indenture will be the legally valid and binding agreement of Clark-Schwebel, Inc., enforceable against Clark-Schwebel, Inc. in accordance with its terms (except as such enforceability may be limited by any exceptions to enforceability of the type set forth in the legal opinions delivered to you pursuant to Section 7(g) hereof).

         (x) The shares of issued and outstanding common stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and were not issued in violation of or subject to any preemptive or similar rights. All of the outstanding capital stock of the Company is owned by Holdings.

         (xi) The Registration Rights Agreement has been duly and validly authorized by each of Clark-S Acquisition, CS Finance and Holdings and, when duly executed and delivered by each of Clark-S Acquisition, CS Finance and Holdings (assuming the due execution and delivery thereof by you), will be the legally valid and binding obligation of each of Clark-S Acquisition, CS Finance and Holdings, enforceable against each of Clark-S Acquisition, CS Finance and Holdings in accordance with its terms (except as such enforceability may be limited by any exceptions to enforceability of the type set forth in the legal opinions delivered to you pursuant to
      Section 7(g) hereof). The Registration Rights Agreement, when executed and delivered, will conform to the description thereof in the Offering Memorandum. Upon the Mergers, Clark-Schwebel, Inc. will assume the obligations of Clark-S Acquisition and CS Finance under the Registration Rights Agreement and the Registration Rights Agreement will be the legally valid and binding obligation of Clark-Schwebel, Inc., enforceable against Clark-Schwebel, Inc. in accordance with its terms (except as such enforceability may be limited by any exceptions to enforceability of the


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      type set forth in the legal opinions delivered to you pursuant to Section
      7(g) hereof).

         (xii) The Series A Notes have been duly and validly authorized for issuance and sale to you by Clark-S Acquisition and CS Finance pursuant to this Agreement and, when issued and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms hereof, will be the legally valid and binding obligations of Clark-S Acquisition and CS Finance, enforceable against Clark-S Acquisition and CS Finance in accordance with their terms (except as such enforceability may be limited by any exceptions to enforceability of the type set forth in the legal opinions delivered to you pursuant to
      Section 7(g) hereof) and entitled to the benefits of the Indenture. The Series A Notes, when issued, authenticated and delivered, will conform to the description thereof in the Offering Memorandum. Upon the Mergers, Clark-Schwebel, Inc. will assume the obligations of Clark-S Acquisition and CS Finance under the Series A Notes and the Series A Notes will be the legally valid and binding obligation of Clark-Schwebel, Inc., enforceable against Clark-Schwebel, Inc. in accordance with its terms (except as such enforceability may be limited by any exceptions to enforceability of the type set forth in the legal opinions delivered to you pursuant to Section 7(g) hereof).

         (xiii)The Series B Notes have been duly and validly authorized for issuance by the Company, and when issued and authenticated in accordance with the terms of the Indenture and the Registration Rights Agreement, will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (except as such enforceability may be limited by any exceptions to enforceability of the type set forth in the legal opinions delivered to you pursuant to
      Section 7(g) hereof) and entitled to the benefits of the Indenture. The Series B Notes, when issued authenticated and delivered, will conform to the description thereof in the Offering Memorandum.

         (xiv) None of Clark-Schwebel, Inc., Clark-S Acquisition, CS Finance or Holdings or any of their subsidiaries is (A) in violation of its respective charter or bylaws or other organizational documents, (B) in default in the performance of any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, or (C) is in violation of any law, statute, rule, regulation, judgment or court decree applicable to Clark-Schwebel, Inc., Clark-S Acquisition, CS Finance or Holdings, any of their subsidiaries or their assets or properties that in the case of clauses (A), (B) and (C) above,
      (x) would reasonably be expected, individually or in the aggregate, to result in a material adverse effect on the assets, properties, business, results of operations, condition (financial or otherwise) or business prospects of Clark-Schwebel, Inc., Clark-S Acquisition, CS Finance or Holdings and their subsidiaries, taken, as a whole, (y) would materially interfere with or adversely affect the issuance of the Notes or (z) in any manner draw into question the validity of this Agreement or any other Operative Document or the Guarantees (any of the events set forth in clauses (x), (y) or (z), a "Material Adverse Effect"). There exists no condition that, with notice, the passage of time or otherwise, would constitute a default under any such document or instrument.

         (xv) The execution, delivery and performance by each of Clark-S Acquisition, CS Finance and Holdings of this Agreement and the other Operative Documents to which it is a party, the issuance and sale of the Notes, the execution, delivery and performance of the Guarantees, the consummation of the transactions contemplated hereby and thereby, the consummation of the Mergers, the assumption by Clark-Schwebel, Inc. of the obligations of Clark-S Acquisition and CS Finance under the Operative Documents to which they are parties and the performance by Clark-Schwebel, Inc. of its obligations under the Operative Documents, will not violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or (other than pursuant to or in connection with the Credit Agreement) result in the imposition of a lien or encumbrance on any properties of Clark-Schwebel, Inc., Clark-S Acquisition, CS Finance or Holdings or any of their subsidiaries, or an acceleration of indebtedness pursuant to, (i) the charter or bylaws of Clark-Schwebel, Inc., Clark-S Acquisition, CS Finance or Holdings or any of their subsidiaries, (ii) any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which Clark-Schwebel, Inc., Clark-S Acquisition, CS Finance or Holdings or any of their subsidiaries is a party or by which any of them or their property is or may be bound, (iii) any statute, rule or regulation applicable to Clark-Schwebel, Inc., Clark-S Acquisition, CS Finance or Holdings, any of their subsidiaries or any of their assets or properties, or (iv) any judgment, order or decree of any court or governmental agency or authority having jurisdiction over Clark-Schwebel, Inc., Clark-S Acquisition, CS Finance or Holdings, any of their subsidiaries or their assets or properties, except insofar as any of (ii), (iii) or (iv) above would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. No consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency is required for the execution, delivery and performance of this Agreement and the other Operative Documents, the issuance and sale of the Notes, the execution, delivery and performance of the Guarantees, the consummation of the transactions contemplated hereby and thereby, the consummation of the Mergers, the assumption by Clark-Schwebel, Inc. of the obligations of Clark-S Acquisition and CS Finance under the Operative Documents to which they are parties and the performance by Clark-Schwebel, Inc. of its obligations under the Operative Documents, except such as have been obtained and made (or, in the case of the Registration Rights Agreement, will be obtained and made) under the Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and state securities or Blue Sky laws and regulations or such as may be required by the NASD, except insofar as the failure to obtain such consent, appraisal, authorization or order of, or filing, registration, qualification, license or permit would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

         (xvi) No consents or waivers from any other person are required for the execution, delivery and performance of this Agreement and the other Operative Documents, the issuance and sale of the Notes, the execution, delivery and performance of the Guarantees and the consummation of the transactions contemplated hereby and thereby, other than such consents and waivers as have been obtained (or, in the case of the Registration Rights Agreement, will be obtained), except where the failure to have obtained any of the foregoing would not reasonably be expected to have a Material Adverse Effect.

         (xvii)There is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the best knowledge of the Company and its subsidiaries, threatened or contemplated to which the

      Company or any of its subsidiaries or any benefit plan maintained thereby is or may be a party or to which the business or property of the Company or any of its subsidiaries is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental body,
      (iii) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company or any of its subsidiaries is or may be subject or to which the business, assets or property of the Company or its subsidiaries are or may be subject issued that would, in the case of clauses (i), (ii) and (iii) above, reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

         (xviii) There is (i) no significant unfair labor practice complaint pending against the Company or any of its subsidiaries nor, to the best knowledge of the Company and its subsidiaries, threatened against any of them, before the National Labor Relations Board, any state or local labor relations board or any foreign labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any or its subsidiaries or, to the best knowledge of the Company and its subsidiaries, threatened against any of them, (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Company or any of its subsidiaries nor, to the best knowledge of the Company and its subsidiaries, threatened against the Company or any of its subsidiaries and (iii) to the best knowledge of the Company and its subsidiaries, no union representation question exists with respect to the employees of the Company and its subsidiaries and, to the best knowledge of the Company and its subsidiaries, no union organizing activities are taking place, except insofar as any of the foregoing would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has violated any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees, nor any applicable wage or hour laws, nor any provision of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules and regulations thereunder, or analogous foreign laws and regulations, which would reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

         (xix) In connection with the Acquisition, the Company has conducted reviews of the effect of Environmental Laws (as defined herein) and the disposal of hazardous or toxic substances, wastes, pollutants and contaminants on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, all capital and operating expenditures required for clean-up, closure of properties and compliance with Environmental Laws, all permits, licenses and approvals, all related constraints on operating activities and all potential liabilities to third parties). On the basis of such reviews, the Company has reasonably concluded that such associated costs and liabilities would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has violated any environmental, safety or similar law or regulation applicable to it or its business or property relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), lacks any permit, license or other approval required of them under applicable Environmental Laws or is violating any term or condition of such permit, license or approval which would reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

            (xx) Each of the Company and its subsidiaries has (i) good and marketable title to all of the properties and assets described in the Offering Memorandum as owned by it, free and clear of all liens, charges, encumbrances and restrictions, except such as are described in the Offering Memorandum or for liens for taxes not yet due and payable or as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, (ii) peaceful and undisturbed possession under all leases to which it is party as lessee, except where the failure to have such possession would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (iii) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has made all declarations and filings with, all federal, state and local authorities, all self-regulatory authorities and all courts and other tribunals (each an "Authorization") necessary to engage in the business currently conducted by it in the manner described in the Offering Memorandum, except where failure to hold such Authorizations would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect and (iv) no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such Authorization. All such Authorizations are valid and in full force and effect and the Company and its subsidiaries are in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect thereto, except insofar as the failure to have any of the foregoing would not reasonably be expected either individually or in the aggregate, to have a Material Adverse Effect. All leases to which the Company or any of its subsidiaries is a party are valid and binding and to the knowledge of the Company no material defaults by the landlord are existing under any such lease.

         (xxi) Each of the Company and its subsidiaries owns or possesses or has the right to use all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, the "Intellectual Property") presently employed by it in connection with the businesses now operated by them as described in the Offering Memorandum, except insofar as failure to have any of the foregoing would not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which would have a Material Adverse Effect. The use of the Intellectual Property in connection with the business and operations of the Company and its subsidiaries does not infringe on the rights of any person, except infringements which would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

            (xxii)All tax returns required to be filed by the Company or any of its subsidiaries, in all jurisdictions, have been so filed. All taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest. Neither the Company nor any of its subsidiaries knows of any material proposed additional tax assessments against it or any of its subsidiaries or the assets or property of the Company or any of its subsidiaries.

            (xxiii) Neither the Company nor any of its subsidiaries is (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), or analogous foreign laws and regulations, or
      (ii) a "holding company" or a "subsidiary company" or an "affiliate" of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended, or analogous foreign laws and regulations.

            (xxiv)There are no holders of securities of the Company or any of its subsidiaries who, by reason of the execution by the Company of this Agreement or any other Operative Document to which it is a party or the consummation of the transactions contemplated hereby and thereby, have the right to request or demand that the Company register under the Act or analogous foreign laws and regulations securities held by them.

            (xxv) Each certificate signed by any officer of Clark-S Acquisition, CS Finance, Holdings and Fort Mill and delivered to the Purchasers or counsel for the Purchasers shall be deemed to be a representation and warranty by Clark-S Acquisition, CS Finance, Holdings and Fort Mill to each Purchaser as to the matters covered thereby.

            (xxvi)The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto.

         (xxvii)The Company and each of its subsidiaries maintains insurance covering their properties, operations, personnel and businesses. Such insurance insures against such losses and risks as are adequate in accordance with customary industry practice to protect the Company and its subsidiaries and their businesses. Neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. All such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date and after giving effect to the Acquisition.

         (xxviii)Neither Clark-S Acquisition nor CS Finance has (i) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of Clark-S Acquisition, CS Finance or Clark-Schwebel, Inc. to facilitate the sale or resale of the Notes or (ii) since the date of the Preliminary Offering Memorandum (A) sold, bid for, purchased or paid any person any compensation for soliciting purchases of, the Notes or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of Clark-S Acquisition, CS Finance or Clark-Schwebel, Inc.

            (xxix)No registration under the Act of the Series A Notes is required for the sale of the Series A Notes to the Purchasers as contemplated hereby or for the Exempt Resales assuming (i) that the purchasers who buy the Series A Senior Notes in the Exempt Resales are either QIBs or Accredited Investors and (ii) the accuracy of the Purchasers' representations in Section 5(b) hereof. No form of general solicitation or general advertising was used by the Company or any of its representatives in connection with the offer and sale of any of the Series A Notes or in connection with Exempt Resales, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Series A Notes have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

            (xxx) The execution and delivery of this Agreement, the other Operative Documents and the sale of the Series A Notes to be purchased by the Eligible Purchasers will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Internal

      Revenue Code of 1986. The representation made by the Company in the preceding sentence is made in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by the Eligible Purchasers as set forth in the Offering Memorandum under the Section entitled "Notice to Investors."

            (xxxi)Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, and each amendment or supplement thereto, as of its date, contains all the information specified in, and meets the requirements of, Rule 144A(d)(4) under the Act.

         (xxxii)Subsequent to the respective dates as of which information is given in the Offering Memorandum and up to the Closing Date, except as set forth in the Offering Memorandum, neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, which are material to the Company and its subsidiaries taken as a whole, nor entered into any transaction not in the ordinary course of business, there has not been, singly or in the aggregate, any material adverse change, or any development which may reasonably be expected to involve a material adverse change, in the assets, properties, business, results of operations, condition (financial or otherwise), affairs or prospects of the Company and its subsidiaries, taken as a whole (a "Material Adverse Change") and there have not been dividends or distributions (other than to the Company) of any kind declared, paid or made by Company or any of its subsidiaries on any class of its capital stock.

         (xxxiii)None of Clark-S Acquisition, CS Finance or any agent thereof acting on behalf of Clark-S Acquisition or CS Finance has taken, and none of them will take, any action that would reasonably expect to cause this Agreement or the issuance or sale of the Notes to violate Regulation G (12 C.F.R. Part 207), Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System or analogous foreign laws and regulations.

         (xxxiv)The accountants who have certified or shall certify the financial statements and supporting schedules included or to be included as part of the Offering Memorandum are independent accountants. The consolidated historical statements fairly present the consolidated financial condition and results of operations of the Company and its subsidiaries at the respective dates and for the respective periods indicated, in accordance with generally accepted accounting principles consistently applied throughout such periods, except as stated therein. The pro forma financial statements including in the Offering Memorandum have been prepared on a basis consistent with such historical statements, except for the pro forma adjustments specified therein, and give effect to assumptions made on a reasonable basis and present fairly the historical and proposed transactions contemplated by this Agreement and the other Operative Documents and the Guarantees. Other financial and statistical information and data included in the Offering Memorandum, historical and pro forma, are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and its subsidiaries.

            (xxxv)The Company does not intend to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature. Upon the issuance of the Series A Notes, the present fair saleable value of the assets of the Company will exceed the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of such person as they become absolute and matured. The assets of the Company, upon the issuance of the Series A Notes, will not constitute unreasonably small capital to carry out its business as now conducted, including the capital needs of the Company, taking into account the projected capital requirements and capital availability of the Company.

         (xxxvi)There are no contracts, agreements or understandings between Clark-Schwebel, Inc., Clark-S Acquisition, CS Finance or Holdings or any of their subsidiaries and any person that would give rise to a valid claim against Clark-Schwebel, Inc., Clark-S Acquisition, CS Finance or Holdings, its subsidiaries or any Purchaser for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Notes.

         (xxxvii)Prior to the Exchange Offer or the effectiveness of the Shelf Registration Statement, the Indenture is not required to be qualified under the Trust Indenture Act.

         (xxxviii)The Company has delivered to the Purchasers true and correct copies of the Acquisition Agreement and the Credit Agreement, and all amendments, alterations, modifications, or waivers thereto or in the exhibits or schedules thereto through the date hereof.

      The Company acknowledges that the Purchasers and, for purposes of the opinions to be delivered to the Purchasers pursuant to Section 7 hereof, counsel to the Company and counsel to the Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consent to such reliance.

      (b) Each Purchaser represents and warrants to the Company and to the other Purchasers and, agrees that:

             (i) Such Purchaser is a QIB, with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Notes.

            (ii) Such Purchaser (A) is not acquiring the Series A Notes with a view to any distribution thereof that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction and (B) will be reoffering and reselling the Series A Notes only to QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A and to Accredited Investors that execute and deliver a letter containing representations and agreements in the form attached as Annex A to the Preliminary Offering Memorandum in a private placement exempt from the registration requirements of the Act.

            (iii) No form of general solicitation or general advertising has been or will be used by such Purchaser or any of its representatives in connection with the offer and sale of any of the Series A Notes, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

         (iv) Such Purchaser agrees that, in connection with the Exempt Resales, it will solicit offers to buy the Series A Notes only from, and will offer to sell the Series A Notes only to, QIBs and Accredited Investors. Such Purchaser further agrees (A) that it will offer to sell the Series A Notes only to, and will solicit offers to buy the Series A Notes only from (1) QIBs who in purchasing such Series A Notes will be deemed to have represented and agreed that they are purchasing the Series A Notes for their own accounts or accounts with respect to which they exercise sole investment discretion and that they or such accounts are QIBs and (2) Accredited Investors who make the representations contained in, and execute and return to the Purchaser, a certificate in the form of Annex A attached to the Offering Memorandum and (B) that, in the case of such QIBs and Accredited Investors, acknowledges and agrees that such Series A Notes will not have been registered under the Act and may be resold, pledged or otherwise transferred only (x)(I) to a person who the seller reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A,
      (II) in a transaction meeting the requirements of Rule 144, (III) to a foreign person in a transaction meeting the requirements of Rule 904 under the Act or (IV) in accordance with another exemption from the registration requirements of the Act (and based upon an opinion of counsel if the Company so requests), (y) to the Company, or (z) pursuant to an effective registration statement under the Act and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction and (C) that the holder will, and each subsequent holder is required to, notify any purchaser from it of the security evidenced thereby of the resale restrictions set forth in (B) above.

             (v) Prior to the Closing Date, such Purchaser will have provided each Eligible Purchaser with a copy of the Offering Memorandum.

            (vi) Such Purchaser also understands that the Company and, for purposes of the opinions to be delivered to you pursuant to Section 7 hereof, counsel to the Company and counsel to the Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

      6. Indemnification.

      (a) The Company and Holdings, jointly and severally, agrees to indemnify and hold harmless each of the Purchasers and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) any of the Purchasers (any of such persons hereinafter referred to as a "controlling person"), and the respective officers, directors, partners, employees, representatives and agents of any of the Purchasers or any controlling person (each such entity or person an "Indemnified Person") to the fullest extent lawful, from and against any and all losses, claims, damages, assessments, judgments, actions and other liabilities (collectively, "Liabilities"), and will reimburse each Indemnified Person for all fees and expenses (including without limitation, the reasonable fees and expenses of counsel to any Indemnified Person) (collectively, "Expenses") as they are incurred in investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, whether or not in connection with pending or threatened litigation and whether or not any Indemnified Person is a party (collectively, "Actions"), directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto), or by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such Liabilities or Expenses are caused by an untrue statement or omission or alleged untrue statement or omission (i) that is made in reliance upon and in conformity with information relating to such Purchaser furnished in writing to the Company and Holdings by such Purchaser expressly for use therein or (ii) that is made in any Preliminary Offering Memorandum if a copy of the Offering Memorandum (as then amended or supplemented) was not sent or given by or on behalf of such Purchaser to the person asserting any such loss, claim, damage, liability or expense, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Series A Notes and the Offering Memorandum (as then amended or supplemented) would have corrected each untrue statement or omission. The Company and Holdings will also reimburse each Indemnified Person for all Expenses as incurred in connection with enforcing such Indemnified Person's rights under this Agreement. The Company and Holdings shall notify each Purchaser promptly of the institution, threat or assertion of any Action in connection with the matters addressed by this Agreement which involves the Company, Holdings or an Indemnified Person.

      (b) Upon receipt by an Indemnified Person of notice of an Action against such Indemnified Person with respect to which indemnity may be sought under
Section 6(a), such Indemnified Person shall promptly notify the Company and Holdings in writing, provided that the failure to so notify the Company and Holdings shall not relieve the Company or Holdings from any liability which the Company or Holdings may have on account of this indemnity or otherwise, except to the extent the Company and Holdings shall have been materially prejudiced by such failure. The Company and Holdings shall, if requested by such Indemnified Person, assume the defense of any such Action including the employment of counsel reasonably satisfactory to such Indemnified Person. Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person, unless: (i) the Company and Holdings have failed promptly to assume the defense and employ counsel reasonably satisfactory to such indemnified party, (ii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party or (iii) the named parties to any such Action (including any impleaded parties) include such Indemnified Person and the Company or Holdings, and such Indemnified Person shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the Company or Holdings, provided that the Company and Holdings shall not in such event be responsible hereunder for the fees and expenses of more than one firm of separate counsel in connection with any Action in the same jurisdiction, in addition to any local counsel. Neither the Company nor Holdings shall be liable for any settlement of any Action effected without written consent of the Company and Holdings (which shall not be unreasonably withheld) and the Company and Holdings agree to indemnify and hold harmless any Indemnified Person from and against any Liability or Expense by reason of any settlement of any Action effected with the written consent of the Company. Notwithstanding the immediately preceding sentence, if at any time an Indemnified Person shall have requested the Company or Holdings to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the third sentence of this paragraph, each of the Company and Holdings agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than sixty (60) business days after receipt by the Company and Holdings of the aforesaid request and (ii) the Company and Holdings shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. In addition, the Company and Holdings will not, without the prior written consent of each Indemnified Person, settle any pending or threatened Action in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Person is a party thereto), unless such settlement includes an unconditional release of each Indemnified Person from all Liabilities on claims that are the subject matter of such proceedings.

         (c) Each of the Purchasers agrees, severally and not jointly, to indemnify and hold harmless each of the Company and Holdings, and its directors, officers and any person controlling (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company and Holdings, and the officers, directors, partners, employees, representatives and agents of each such person, to the same extent as the foregoing indemnity from the Company and Holdings to each of the Indemnified Persons, but only with respect to Liabilities and Expenses incurred in investigating, preparing, pursuing or defending Actions caused by, arising out of or based on or in connection with information relating to such Purchaser furnished in writing by or on behalf of such Purchaser to the Company and Holdings expressly for use in the Preliminary Offering Memorandum, the Offering Memorandum or any amendment or supplement thereto. In case any Action shall be brought against the Company, Holdings or their directors or officers or any such controlling person in respect of which indemnity may be sought against a Purchaser, such Purchaser shall have the rights and duties given the Company and Holdings, and the Company, Holdings or their directors or officers or such controlling person shall have the rights and duties given to each Purchaser by the preceding paragraph. In no event shall the liability of any Purchaser hereunder be greater, in the aggregate, than the amount by which the total discounts and commissions received by such Purchaser with respect to the Series A Notes exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of a claim or action based on such information.

         The statements in the Preliminary Offering Memorandum and the Offering Memorandum set forth in the first paragraph, the third paragraph and the second sentence of the fifth paragraph under the section entitled "Plan of Distribution" constitute the only information heretofore furnished to the Company and Holdings in writing by any Purchaser expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto.

      (d) If the indemnification provided for in this Section 6 is unavailable to an indemnified party under Section 6(a), (b) and (c) hereof (other than by reason of exceptions provided in those Sections) in respect of any Liabilities or Expenses referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Liabilities and Expenses
(i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other hand from the offering of the Series A Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative benefits received by the Company and Holdings on the one hand and the Purchasers on the other hand, shall be in the same proportion as the total proceeds from the sale of the Series A Notes (net of discounts and commissions but before deducting expenses) received by the Company and Holdings on the one hand and the total discounts and commissions received by the Purchasers on the other hand, bear to the total price of the Series A Notes, in each case, as set forth in the table on the covering page of the Offering Memorandum. The relative fault of the indemnifying party on the one hand and of the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company, Holdings and the Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the Liabilities or Expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any Action. Notwithstanding the provisions of this Section 6, none of the Purchasers (nor their related Indemnified Persons) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total discounts and commissions received by such Purchaser with respect to the Series A Notes, exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers' obligations to contribute pursuant to this Section 6(d) are several in proportion to the respective number of Series A Notes purchased by each of the Purchasers hereunder and not joint.

         (e) Each of the Company and Holdings hereby designates CT Corporation System as its authorized agent upon whom process may be served in any action, suit or proceeding that may be instituted in any state or federal court in the State of New York by any of the Purchasers or any person controlling any of them asserting a claim for indemnification or contribution under or pursuant to this
Section 6, and the Company and Holdings will accept the jurisdiction of such court in such action, and waive, to the fullest extent permitted by applicable law, any defense based upon lack of personal jurisdiction or venue. A copy of any such process shall be sent or given to the Company and Holdings at the address for notices specified in Section 11 hereof.

      7. Conditions of Purchasers' Obligations. The several obligations of the Purchasers under this Agreement are subject to the satisfaction of each of the following conditions:

      (a) All of the representations and warranties of the Company contained in this Agreement shall be true and correct on the date hereof and on the Closing Date with the same force and effect as if made on and as of the date hereof and the Closing Date, respectively. The Company shall have performed or complied with all of the agreements herein contained and required to be performed or complied with by them at or prior to the Closing Date.

      (b) The Offering Memorandum shall have been printed and copies distributed to the Purchasers not later than 10:00 a.m., New York City time, on the date of this Agreement or at such later date and time as to which you may agree.

      (c) No stop order suspending the qualification or exemption from qualificatinon of any of the Series A Notes in any jurisdiction referredin
   Section 4(e) shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

      (d) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency which would, as of the Closing Date, prevent the issuance or sale of any of the Series A Notes or the consummation of the Acquisition; no action, suit or proceeding shall be pending against or affecting or, to the knowledge of the Company, threatened against, the Company or any of their respective subsidiaries before any court or arbitrator or any governmental body, agency or official that, if adversely determined, would have a Material Adverse Effect; and no stop order preventing the use of the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act shall have been issued.

      (e) Since the dates as of which information is given in the Offering Memorandum, (i) there shall not have been any material change, or any development that is reasonably likely to result in a material change, in the capital stock, or material increase in the short-term debt or the long-term debt, of the Company or any of its subsidiaries from that set forth in the Offering Memorandum and (ii) no dividend or distribution (other than to the Company) of any kind shall have been declared, paid or made by the Company or any if its subsidiaries on any class of its capital stock. Since the date hereof and since the dates as of which information is given in the Offering Memorandum, there shall not have been any Material Adverse Change.

      (f) You shall have received certificates, dated the Closing Date, signed by (i) the President or any Vice President and (ii) a principal financial or accounting officer of the Company, as of the Closing Date, confirming the matters set forth in paragraphs (a), (c) (d) and (e) of this Section 7.

      (g) You shall have received on the Closing Date an opinion (satisfactory to you and your counsel), dated the Closing Date, of Kirkland & Ellis, counsel for the Company, to the effect that:

         (1) Each of Clark-S Acquisition, CS Finance and Clark-Schwebel Holdings, Inc. has been duly incorporated and is validly existing in good standing under the laws of its respective jurisdiction of organization. Each of Clark-S Acquisition, CS Finance and Holdings has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum, and each of Clark-S Acquisition, CS Finance and Holdings is duly qualified as a foreign entity and in good standing in each jurisdiction set forth on a schedule to such opinion.

         (2) (i) All of the issued and outstanding shares of capital stock of each of Clark-S Acquisition, CS Finance and Holdings have been duly and validly authorized and issued; (ii) the capital stock of each of Clark-Schwebel, Inc. and Holdings will be owned of record after the Mergers as described in the Offering Memorandum under the caption "Security Ownership"; (iii) to the knowledge of such counsel, all such shares of capital stock of each of Clark-Schwebel, Inc. and Holdings and its subsidiaries described in the foregoing subsection (ii) are owned free and clear of any Lien, except for Liens arising under the Credit Agreement as described in the Offering Memorandum, and were not issued in violation of any preemptive or similar rights known to such counsel; (iv) to the knowledge of such counsel, except for the ownership interests described in the subsection (ii) of this paragraph, each of Clark-Schwebel, Inc. and Holdings has no other direct or indirect subsidiaries other than Clark-Schwebel Tech-Fab Company; (v) to the knowledge of such counsel, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or Liens (other than Liens arising under the Credit Agreement and the Securityholders Agreement dated the Closing Date among Holdings and the other parties thereto) related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, each of Clark-Schwebel, Inc. and Holdings, or any subsidiary; and (vi) each of Clark-Schwebel, Inc. and Holdings will have after the Mergers the authorized and outstanding capitalization as set forth in the Offering Memorandum under the caption "Security Ownership."

         (3) Each of Clark-S Acquisition and CS Finance has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the other Operative Documents to which it is a party, including the corporate power and authority to issue, sell and deliver the Notes as contemplated by this Agreement. Upon the Mergers, Clark-Schwebel, Inc. will assume the obligations of Clark-S Acquisition and CS Finance under the Operative Documents and will have all corporate power and authority to perform its obligations thereunder. Holdings has the requisite corporate power and authority to execute, deliver and perform its obligations under the Guarantees, this Agreement, the Indenture, the Registration Rights Agreement, the Acquisition Agreement and the Credit Agreement.

         (4) Each of this Agreement, the Notes, the Indenture, the Registration Rights Agreement, and the Credit Agreement has been duly authorized, executed and delivered by the Clark-S Acquisition and CS Finance and the Acquisition Agreement has been duly authorized, executed and delivered by Clark-S Acquisition. Each of the Guarantees, this

      Agreement, the Indenture, the Registration Rights Agreement, the Acquisition Agreement and the Credit Agreement has been duly authorized, executed and delivered by Holdings.

         (5) When issued and authenticated in accordance with the terms of the Indenture and delivered to and paid for by you in accordance with the terms of this Agreement, the Series A Notes will constitute valid and legally binding obligations of each of Clark-S Acquisition and CS Finance, enforceable against each of Clark-S Acquisition and CS Finance in accordance with their terms and entitled to the benefits of the Indenture. Upon the Mergers, Clark-Schwebel, Inc. will assume the obligations of Clark-S Acquisition and CS Finance under the Series A Notes and the Series A Notes will constitute valid and legally binding obligations of Clark-Schwebel, Inc., enforceable against Clark-Schwebel, Inc. in accordance with their terms and entitled to the benefits of the Indenture.

         (6) When issued and authenticated in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, the Series B Notes will constitute valid and legally binding obligations of Clark-Schwebel, Inc., enforceable against Clark-Schwebel, Inc. in accordance with their terms and entitled to the benefits of the Indenture.

         (7) The Indenture, assuming due authorization, execution and delivery thereof by the Trustee, constitutes a valid and legally binding obligation of each of Clark-S Acquisition, CS Finance and Holdings, enforceable against each of Clark-S Acquisition, CS Finance and Holdings in accordance with its terms. Upon the Mergers, Clark-Schwebel, Inc. will assume the obligations of Clark-S Acquisition and CS Finance under the Indenture, and the Indenture will constitute a valid and legally binding obligation of Clark-Schwebel, Inc. in accordance with its terms. The Guarantees constitute a valid and legally binding obligation of Holdings, enforceable against Holdings in accordance with its terms.

         (8) The Registration Rights Agreement has been duly authorized, executed and delivered by each of Clark-S Acquisition, CS Finance and Holdings and constitutes a valid and legally binding agreement of each of Clark-S Acquisition, CS Finance and Holdings, enforceable against each of Clark-S Acquisition, CS Finance and Holdings in accordance with its terms.

         (9) The Notes, the Indenture, the Registration Rights Agreement, the Acquisition Agreement, the Participating Preferred Stock of Holdings, par value $.01 per share, and the Credit Agreement conform in all material respects to the descriptions thereof contained in the Offering Memorandum.

         (10) When the Notes are issued and delivered pursuant to the Agreement, the Notes will not be of the same class (within the meaning of Rule 144A under the Act) as securities of Clark-Schwebel, Inc., Clark-S Acquisition or CS Finance Corporation that are listed on any national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

         (11) No registration under the Act of the Notes is required for the sale of the Notes to you as contemplated hereby or for the Exempt Resales, and prior to the consummation of the Exchange Offer or the effectiveness of the Shelf Registration Statement, the Indenture is not required to be qualified under the Trust Indenture Act, assuming (i) that Eligible Purchasers acquire the Notes in the Exempt Resales; (ii) the accuracy of the Purchasers' representations regarding the absence of general solicitation in connection with the Exempt Resales contained herein and
      (iii) the accuracy of the representations made by each Accredited Investor who purchases Notes pursuant to an Exempt Resale as set forth in the letters of representation executed by such Accredited Investor in the form of Annex A to the Offering Memorandum.

         (12) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, and each amendment or supplement thereto, as of its date (except for the financial statements and the notes thereto and schedules and other financial and accounting data included therein, as to which no opinion need be expressed), complied in all material respects with the information requirements of Rule 144A(d)(4) of the Act.

         (13) None of Clark-Schwebel, Inc., Clark-S Acquisition, CS Finance or Holdings, or any of their subsidiaries, is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company" or a "subsidiary company" or an "affiliate" of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         (14) The execution, delivery and performance by each of Holdings, Clark-S Acquisition and CS Finance of this Agreement and the other Operative Documents to which it is a party, the execution, delivery and performance of the Guarantees, the issuance and sale of the Notes and the consummation of the transactions contemplated hereby and thereby, the consummation of the Mergers, the assumption by Clark-Schwebel, Inc. of the obligations of Clark-S Acquisition and CS Finance under the Operative Documents to which they are a party and the performance by Clark-Schwebel, Inc. of its obligations under the Operative Documents will not violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default) or require consent under, or result in the imposition of a Lien on any properties of Clark-Schwebel, Inc., Clark-S Acquisition, CS Finance or Holdings (except as contemplated by the Credit Agreement), or an acceleration of indebtedness pursuant to, (i) the charter or bylaws of Clark-Schwebel, Inc., Clark-S Acquisition, CS Finance and Holdings, (ii) any material bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument identified as such to such counsel to which Clark-S Acquisition, CS Finance and Holdings is a party or by which any of them or their property is bound, or the agreements listed on Schedule IV hereto to which Clark-Schwebel, Inc. is a party, (iii) any statute which, in such counsel's experience, is normally applicable to general business corporations that are not engaged in regulated business activities and to transactions of the type contemplated by the sale of the Notes, or to such counsel's knowledge, rule or regulation applicable to Clark-Schwebel, Inc., Clark-S Acquisition, CS Finance and Holdings or (iv) any judgment, order or decree identified to such counsel of any United States federal or state court or governmental agency or authority having jurisdiction over Clark-Schwebel, Inc., Clark-S Acquisition, CS Finance and Holdings. To such counsel's knowledge, no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any United States federal or state court or governmental agency, body or administrative agency is required for the execution, delivery and performance of this Agreement and the other Operative Documents, the execution, delivery and performance of the Guarantees, the issuance and sale of the Notes and the consummation of the transactions contemplated hereby and thereby, the assumption by Clark-Schwebel, Inc. of the obligations of Clark-S Acquisition and CS Finance under the Operative Documents to which they are a party and the performance by Clark-Schwebel, Inc. of its obligations under the Operative Documents, except such as may be required under state securities or Blue Sky laws and regulations (as to which such counsel may express no opinion), the Act and the Trust Indenture Act or such as may be required by the NASD.

         (15) To the knowledge of such counsel, no injunction, restraining order or order of any nature by a United States federal, New York or Delaware state court of competent jurisdiction has been issued that prevents or suspends the use of the Offering Memorandum.

         (16) To the knowledge of such counsel, there are no holders of securities of Clark-S Acquisition, CS Finance and Holdings who, by reason of the execution by Clark-S Acquisition, CS Finance and Holdings of this Agreement or any other Operative Document to which it is a party, or the consummation of the transactions contemplated hereby and thereby, have the right to request or demand that Clark-S Acquisition, CS Finance and Holdings register under the Act securities held by them.

         (17) The authorized, issued and outstanding capital stock of Clark-S Acquisition, CS Finance and Holdings has been duly and validly authorized and issued, is fully paid and nonassessable and was not issued in violation of or subject to preemptive or similar rights.

         (18) The statements made in the Offering Memorandum under the caption "Notice to Investors," insofar as such statements purport to constitute statements of law or legal conclusions, are accurate in all material respects.

         (19) Prior to the first to occur of the consummation of the Exchange Offer or the effectiveness of the Shelf Registration Statement, the Exchange Debenture Indenture is not required to be qualified under the Trust Indenture Act.

      In addition, Counsel for the Company shall additionally state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent certified public accountants for the Company, representatives and counsel to the Purchasers in connection with the preparation of the Offering Memorandum and any amendment thereof or supplement thereto and has considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements and does not assume any responsibility for the accuracy, completeness or fairness of the statement contained in the Offering Memorandum and any amendment thereof or supplement thereto (except as set forth in (9) above); and such counsel advises you that, on the basis of the foregoing, no facts came to such counsel's attention that caused such counsel to believe that the Offering Memorandum (as amended or supplemented, if applicable), as of the date thereof or on the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (it being understood that Counsel for the Company need express no belief or opinion with respect to the financial statements, notes and schedules thereto and other financial data included therein).

      In rendering such opinion, Counsel for the Company shall opine as to the laws of the States of Delaware, New York and the federal laws of the United States. Counsel for the Company will be permitted to except from its opinions with respect to enforceability: (A) the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (B) the effect of general equitable principles, whether such enforceability is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and (C) the unenforceability of any provision requiring the payment of attorney's fees, except to the extent that a court determines such fees to be reasonable.

      (h) Counsel for the Company shall have delivered to you copies of all opinions issued by them in connection with the Credit Agreement and the Acquisition Agreement and the transactions contemplated thereby, along with executed letters addressed to you entitling you to rely upon such opinions as if originally addressed to you.

      (i) Clark-S Acquisition and Holdings shall have delivered to you copies of all opinions issued to them in connection with the Acquisition Agreement and the transactions contemplated thereby, along with executed letters addressed to you entitling you to rely upon such opinions as if originally addressed to you.

      (j) You shall have received an opinion, dated the Closing Date, of Simpson Thacher & Bartlett, your counsel, in form and substance reasonably satisfactory to you, covering such matters as are customarily covered in such opinions.

      (k) At the time this Agreement is executed and delivered by the Company and on the Closing Date, you shall have received letters, substantially in the form previously approved by you, from Deloitte & Touche LLP and Arthur Andersen LLP, independent public accountants, with respect to the financial statements and certain financial information contained in the Offering Memorandum.

      (l) Simpson Thacher & Bartlett shall have been furnished with such documents and opinions, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 7 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

      (m) Prior to the Closing Date, the Company shall have furnished to you such further information, certificates and documents as you may reasonably request.

      (n) Clark-S Acquisition, CS Finance, Holdings and the Trustee shall have entered into the Indenture and you shall have received counterparts, conformed as executed, thereof.

      (o) Clark-S Acquisition, CS Finance and Holdings shall have entered into the Registration Rights Agreement and you shall have received counterparts, conformed as executed, thereof.

      (p) At or prior to the Closing Date, the Acquisition shall have been consummated on terms that conform in all material respects to the Acquisition Agreement (in the form delivered to the Initial Purchasers prior to the date hereof) and the description thereof in the Offering Memorandum and you shall have received true and correct copies of all documents pertaining thereto and evidence satisfactory to you of the consummate on thereof.

      (q) At or prior to the Closing Date, the closing under the Credit Agreement shall have been consummated on terms that conform in all material respects to the Credit Agreement (in the form delivered to the Initial Purchasers prior to the date hereof) and the description thereof in the Offering Memorandum and you shall have received evidence satisfactory to you of the consummation thereof.

      (r) Prior to the Closing Date, the Company shall have furnished to you the consent to the Acquisition and the Mergers of the lessor under the lease of the Santa Fe Springs, California premises.

      (s) Prior to the Closing Date, the Company shall have furnished to you the waiver of the non-competition agreement of Jack P. Schwebel contained in the agreement dated as of October 7, 1985 by and among Clark-Schwebel Fiber Glass Corporation, M. Lowenstein Corporation and Springs Industries, Inc.

      (t) Prior to the Closing Date, the Company and its subsidiaries shall have furnished to you such further information, certificates and documents as you may reasonable request, including any such information, certificates and documents required in connection with the legal opinions to be furnished by your counsel as set forth above.

      All opinions, certificates, letters and other documents required by this
Section 7 to be delivered by the Company will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you. The Company will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and other documents as they shall reasonably request.


      8. Conditions to the Company's Obligations. All of the representations and warranties of the Purchasers contained in this Agreement shall be true and correct as of the Closing Date with the same force and effect as if made on and as of the Closing Date.

      9. Defaults. If, on the Closing Date, any of the Purchasers shall fail or refuse to purchase Series A Notes that it has agreed to purchase hereunder on such date, and the aggregate principal amount of such Series A Notes that such defaulting Purchaser agreed but failed or refused to purchase does not exceed 10% of the total principal amount of such Series A Notes that all of the Purchasers are obligated to purchase on such Closing Date, the non-defaulting Purchasers shall be obligated to purchase the amount of such Series A Notes that such defaulting Purchaser agreed but failed or refused to purchase. If, on the Closing Date, any of the Purchasers shall fail or refuse to purchase Series A Notes in an aggregate principal amount that exceeds 10% of such total principal amount and arrangements satisfactory to the other Purchasers and the Company for the purchase of such Series A Notes are not made within 48 hours after such default, this Agreement shall terminate without liability on the part of the non-defaulting Purchasers or the Company, except as otherwise provided in
Section 10. In any such case that does not result in termination of this Agreement, the Purchasers or the Company may postpone the Closing Date for not longer than seven (7) days, in order that the required changes, if any, in the Offering Memorandum or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve a defaulting Purchaser from liability in respect of any default by any such Purchaser under this Agreement.

      10. Effective Date of Agreement and Termination. This Agreement shall become effective upon the execution hereof.

      This Agreement may be terminated at any time on or prior to the Closing Date by you by notice to the Company if any of the following has occurred: (i) subsequent to the date information is provided in the Offering Memorandum, any Material Adverse Change which, in your judgment, materially impairs the investment quality of any of the Notes, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or material adverse change in the financial markets of the United States or elsewhere, or any other substantial national or international calamity or emergency if the effect of such outbreak, escalation, calamity, crisis, material adverse change or emergency would, in your judgment, make it impracticable or inadvisable to market any of the Series A Notes or to enforce contracts for the sale of any of the Series A Notes, (iii) any suspension or limitation of trading generally in securities on the New York Stock Exchange or in the Nasdaq National Market System or any setting of minimum prices for trading on such exchange or markets,
(iv) any declaration of a general banking moratorium by either federal or New York authorities, (v) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs that in your judgment has a material adverse effect on the financial markets in the United States, and would, in your judgment, make it impracticable or inadvisable to market any of the Series A Notes or to enforce contracts for the sale of any of the Series A Notes or (vi) the enactment, publication, decree, or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which, in your judgment, would have a Material Adverse Effect.

      The indemnities and contribution provisions and the other agreements, representations and warranties of the Company, Holdings, their respective officers and directors and of the Purchasers set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Series A Notes, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of either of the Purchaser or by or on behalf of the Company and Holdings, the officers or directors of the Company and Holdings or the controlling person of the Company and Holdings, (ii) acceptance of the Series A Notes and payment for them hereunder and (iii) termination of this Agreement.

      If this Agreement shall be terminated by the Purchasers pursuant to clause
(i) of the second paragraph of this Section 10 or because of the failure or refusal on the part of the Company or Holdings to comply with the terms or to fulfill any of the conditions of this Agreement, the Company agrees to reimburse you for all out-of-pocket expenses (including the fees and disbursements of counsel) incurred by you. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to
Section 4(f) hereof. If the transactions contemplated hereby are consummated, each of the parties shall pay its own expenses, including the costs and expenses of its counsel, except as otherwise provided in Section 4(f) hereof.

      Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, Holdings, the Purchasers, any Indemnified Person referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this

Agreement. The terms "successors and assigns" shall not include a purchaser of any of the Series A Notes from any of the Purchasers merely because of such purchase.

      11. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (a) if to the Company, Clark-Schwebel, Inc., 2200 South Murray Avenue, Anderson, South Carolina 29622, Attention:
William D. Bennison, with a copy to Vestar Equity Partners, L.P., 245 Park Avenue, 40th Floor, New York, New York 10167, Attention: Norman W. Alpert and Sander M. Levy and to Kirkland & Ellis, 153 East 53rd Street, Citicorp Center, 29th Floor, New York, New York 10022, Attention: Lance Balk, Esq., (b) if to Holdings, c/o Clark-Schwebel Holdings, Inc., c/o Vestar Equity Partners, L.P., 245 Park Avenue, 40th Floor, New York, New York 10167, Attention: Norman W. Alpert and Sander M. Levy, and (c) if to the Purchasers, c/o Donaldson, Lufkin & Jenrette Securities Corporation, 140 Broadway, New York, New York 10005,
Attention: Tom McGonagle, with a copy to Simpson Thacher & Bartlett, Attention:
Gary I. Horowitz, Esq., or in any case to such other address as the person to be notified may have requested in writing.

      This Agreement shall be governed and construed in accordance with the internal laws of the State of New York as applied to contracts made and performed entirely within the State of New York, without regard to the conflicts of laws and principles thereof. This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

      Please confirm that the foregoing correctly sets forth the Agreement among the Company and the Purchasers.

                                                Very truly yours,

                                                CLARK-S ACQUISITION CORPORATION


                                                By:
                                                   ----------------------------
                                                   Name:
                                                   Title:

                                                CS FINANCE CORPORATION OF
                                                   DELAWARE


                                                By:
                                                   ----------------------------
                                                   Name:
                                                   Title:

                                                CLARK-SCHWEBEL HOLDINGS, INC.


                                                By:
                                                   ----------------------------
                                                   Name:
                                                   Title:


Accepted and agreed to as of
the date first above written:

DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
BEAR, STEARNS & CO. INC.
CS FIRST BOSTON
LAZARD FRERES & CO. LLC

By: DONALDSON, LUFKIN & JENRETTE
      SECURITIES CORPORATION


By: __________________________
    Name:
    Title:

                                  SCHEDULE I


                                                              Principal Amount


Donaldson, Lufkin & Jenrette
  Securities Corporation....................................... $55,000,000
Bear, Stearns & Co. Inc........................................  18,333,333.33
CS First Boston Corporation....................................  18,333,333.33
Lazard Freres & Co. LLC........................................  18,333,333.33
                                                                 -------------

   Total....................................................... $110,000,000
                                                                 =============

                                   SCHEDULE II


            Clark-Schwebel Corporation, a New York corporation, is a wholly-owned subsidiary of Clark-Schwebel, Inc.

                                 SCHEDULE III


(1) The Company has a 50% interest in Clark-Schwebel Tech-Fab Company;

(2) The Company has a 39% interest in Asahi-Schwebel Co., Ltd.; and

(3) The Company, through a DM20 million convertible subordinated note and a 25% common stock ownership position, effectively has a 42% fully diluted equity interest in CS-Interglas AG.

                                  SCHEDULE IV


(1) The Lease of premises in Santa Fe Springs, CA dated June 29, 1989 among BFC Holding Company and Springs Industries, Inc.

(2) Credit Agreement dated as of the Closing Date among Clark-S Acquisition Corporation, Clark-Schwebel Holdings, Inc., Chemical Bank and the other lenders thereto.

(3) Indenture dated as of the Closing Date among Clark-S Acquisition Corporation, CS Finance Corporation of Delaware, Clark-Schwebel Holdings, Inc. and the Subsidiary Guarantors thereto.

(4) Agreement and Plan of Merger dated as of February 24, 1996 among Springs Industries, Inc., Fort Mill A Inc., Vestar/CS Holdings Company, L.L.C., and Clark-S Acquisition Corporation.

(5) Partnership Agreement dated December 18, 1984 between Vabobel B.V. ("Tech-Fab") and Clark-Schwebel Corporation.

(6) Exclusive Distributorship Agreement dated December 19, 1984 by and between Fils D'Auguste Chomarat et Compagnie and Clark-Schwebel Fiber Glass Corporation.

(7) Exchange of Shares and Contribution Agreement dated January 7/8, 1993 between Interglas Aktiengesellschaft ("Interglas") and Clark-Schwebel Fiber Glass Corporation and the Deschler Group.

(8) Joint Venture Agreement dated September 18, 1970 by and among Clark-Schwebel Fiber Glass Corporation, Asahi Chemical Industry Co., Ltd. and Fukui Seiren Co., Ltd.

(9) Exclusive Distributor Agreement dated 1970 by and among Clark-Schwebel Fiber Glass Corporation, Asahi-Schwebel Co., Ltd., Asahi Chemical Industry Co., Ltd. and Fukui Seiren Co., Ltd.

(10) Joint Venture Agreement dated December 18, 1984 by and between Clark-Schwebel Corporation and Vabobel B.V. ("Tech-Fab").